Exhibit 99.1

Eva Live Launches EvaXCrypto, an AI-Powered Cryptocurrency Trading Software Platform

EvaXCrypto is a software tool that combines AI-powered market analytics and user-configured  automated trading strategies with live trade execution through users’ own accounts at third-party supported cryptocurrency exchanges. According to ARK Invest’s Big Ideas 2026 report, digital assets could reach approximately $28 trillion in market value in 2030. This third-party projection refers to potential digital asset market capitalization and does not represent EvaXCrypto’s revenue or addressable market.

LAS VEGAS, NV — November 5, 2026 — Eva Live Inc. (NASDAQ: GOAI) (“Eva” or the “Company”) today announced the launch of EvaXCrypto, its AI-powered cryptocurrency trading software platform, available at www.evaxcrypto.com. The platform combines AI-powered market analysis, user-configured trading strategies, 24/7 market monitoring and automated trade execution through users’ own accounts at supported third-party exchanges. EvaXCrypto does not hold or custody user funds or digital assets, and the Company does not act as a broker, exchange, investment adviser or money transmitter .

“Cryptocurrency markets never sleep. Neither does artificial intelligence,” said David Boulette, Chief Executive Officer of Eva Live Inc. “EvaXCrypto applies our artificial intelligence capabilities to a new software product which combines market analytics with user-configured trading strategies and live trade execution through supported exchanges. We believe EvaXCrypto may create an opportunity to generate software revenue.”

Live Trading  Connectivity Across Exchanges

EvaXCrypto currently supports live trade execution through users’ own accounts at Kraken, Binance.US,  Coinbase Advanced, Gemini, Crypto.com, OKX US, Robinhood Crypto, Bitstamp and Bitfinex. The platform enables users to configure trading parameters, monitor market activity and automate execution through supported exchange connections. Availability of assets, trading functions and account connectivity may vary by exchange, user eligibility and jurisdiction. Exchange support does not imply sponsorship, endorsement or a commercial partnership with any exchange and exchanges may restrict or discontinue API access at any time. All product names, logos, and brands mentioned herein are the property of their respective owners.

AI-Powered Market Intelligence and Configurable Trading

●	Configurable automated execution: Execute trades through supported exchange connections according to configured strategies and trading parameters.
●	AI-powered market intelligence: Analyze market conditions, price action, trading volume and historical patterns.
●	Continuous monitoring: Track cryptocurrency markets 24 hours a day, seven days a week.
●	Trading analytics: Review volatility, trends and strategy activity through a unified dashboard.
●	Risk-management tools: Configure trading parameters and exposure controls, without eliminating the possibility of losses.

“Our focus is turning artificial intelligence into practical commercial products,” Boulette continued. “By supporting live trading across multiple exchanges at launch, EvaXCrypto provides a base for further product development, subscriptions and potential enterprise integrations.”

Potential Recurring Software Revenue

Eva intends to explore recurring software revenue through potential subscription services, premium trading capabilities, advanced market analytics and enterprise technology licensing. The Company also intends to evaluate commercial integrations and partnerships. These opportunities remain subject to market demand, product development, regulatory requirements and successful commercialization; no particular revenue outcome is assured. The launch of EvaXCrypto does not change the Company’s treasury policy. The Company does not currently intend to acquire or hold cryptocurrency as a treasury asset or to raise capital for the purpose of acquiring digital assets .

Expanding Eva’s AI Ecosystem

EvaXCrypto joins Eva’s broader artificial intelligence initiatives across enterprise software, autonomous systems, defense technology and precision agriculture . The Company intends to evaluate additional integrations, functionality and partnerships as the platform evolves.

Explore EvaXCrypto

Visit www.evaxcrypto.com to learn about the platform and its supported exchange integrations.

About Eva Live Inc.

Eva Live Inc. (NASDAQ: GOAI) is an artificial intelligence technology company focused on developing and commercializing AI software, autonomous systems and intelligent applications across multiple industries. For additional information, visit www.eva.live.

Trading Risk

Cryptocurrency trading involves substantial risk, including extreme price volatility, illiquidity, technical failures, exchange outages or insolvency, cybersecurity events, evolving regulation and potential loss of the entire amount invested. AI-driven analysis and automated execution do not guarantee profitability or eliminate financial risk. EvaXCrypto is not intended to provide, and nothing in this release constitutes, investment, financial, legal or tax advice, or an offer or solicitation to buy or sell any digital asset or security. Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about EvaXCrypto’s future functionality, adoption, exchange connectivity, partnerships, commercialization, subscriptions, revenue opportunities and market conditions. These statements involve risks and uncertainties, including software performance, cybersecurity, third-party exchange availability and API access, changes in U.S. and foreign laws and regulations applicable to digital assets and automated trading tools (including any determination that the Company or the platform requires registration or license), competition, financing and customer demand. Actual results may differ materially. Additional risks are described in Eva’s filings with the Securities and Exchange Commission. Eva undertakes no obligation to update forward-looking statements except as required by law.

Investor Relations | Eva Live Inc. | NASDAQ: GOAI | www.eva.live | www.evaxcrypto.com